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                                                                    EXHIBIT 10.1


                                 ALLERGAN, INC.
                      1989 NONEMPLOYEE DIRECTOR STOCK PLAN
                         (AS AMENDED AND RESTATED 1998)

I.    GENERAL PROVISIONS

      1.1 Purposes of Plan. Allergan, Inc. (the "Company") has adopted this 1989 Nonemployee Director Stock Plan (the "Plan") to enable the Company to attract and retain the services of experienced and knowledgeable Nonemployee Directors and to align further their interests with those of the stockholders of the Company by providing for or increasing the proprietary interests of the Nonemployee Directors in the Company.

      1.2 Definitions. The following terms, when used in this Plan, shall have the meanings set forth in this Section 1.2:

        (a) "Award" means an award of Restricted Stock under the Plan.

        (b) "Board" or "Board of Directors" means the Board of Directors of the Company.

        (c) "Change in Control" means the following and shall be deemed to occur if any of the following events occur:

               (i) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities;

               (ii) Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for the purposes of this Plan, be considered as though such person were a member of the Incumbent Board;

               (iii) The stockholders of the Company approve a merger or consolidation with any other corporation, other than

                      (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more



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than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger or consolidation, and

                      (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires 50% or more of the combined voting power of the Company's then outstanding voting securities; or

               (iv) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of the Company's assets.

Notwithstanding the preceding provisions of this Paragraph (c), a Change in Control shall not be deemed to have occurred (1) if the "person" described in the preceding provisions of this Paragraph, is an underwriter or underwriting syndicate that has acquired the ownership of 50% or more of the combined voting power of the Company's then outstanding voting securities solely in connection with a public offering of the Company's securities or (2) if the "person" described in the preceding provisions of this Paragraph is an employee stock ownership plan or other employee benefit plan maintained by the Company (or any of its affiliated companies) that is qualified under the provisions of the Employee Retirement Income Security Act of 1974, as amended.

      (d) "Common Stock" means the common stock, par value $.01 per share, of the Company.

      (e) "Company" means Allergan, Inc., a Delaware corporation, or any successor thereto.

      (f) "Nonemployee Director" means any member of the Board of Directors who is not an employee of the Company or of a parent or subsidiary corporation (as defined in Section 425 of the Internal Revenue Code) with respect to the Company.

      (g) "Participant" means any Nonemployee Director who receives an Award pursuant to the terms of the Plan.

      (h) "Plan" means the Allergan, Inc. 1989 Nonemployee Director Stock Plan as set forth herein, as amended from time to time.

      (i) "Restricted Stock" means Common Stock which is the subject of an Award under this Plan and which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met as set forth in this Plan.

      1.3      Common Shares Subject to Plan.

      (a) Subject to the provisions of Article IV and of this Section 1.3, the maximum number of shares of Common Stock which may be issued or transferred pursuant to Awards under this Plan shall not exceed 100,000 shares.



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      (b) The shares of Common Stock to be delivered under the Plan shall be made available, at the discretion of the Board of Directors, either from authorized but unissued shares of Common Stock or from shares of Common Stock held by the Company as treasury shares, including shares purchased in the open market.

      (c) If, on or before termination of the Plan, any shares of Common Stock subject to an Award shall not be issued or transferred and shall cease to be issuable or transferable for any reason, or if such shares shall have been reacquired by the Company pursuant to restrictions imposed on such shares under the Plan, the shares not so issued or transferred and the shares so reacquired shall not longer be charged against the limitation provided for in Paragraph (a) of this Section 1.3 and may be again made the subject of Awards under this plan.

      1.4      Administration of Plan.

        (a) Subject to the provisions of Paragraph (b) below, this Plan shall be administered by the Board of Directors. Awards under the Plan shall be automatic as described elsewhere in this Plan. Subject to the provisions of this Plan, the Board shall be authorized and empowered to do all things necessary or desirable in connection with the administration.

        (b) The Board, in its absolute discretion, may at any time and from time to time delegate to a committee of three or more persons appointed by the Board (the "Committee") all or any part of the authority, powers and discretion of the Board under this Plan. Any determinations, decisions, interpretations, rules, regulations or other actions of the Committee shall have the same effect as if made or taken by the Board. Members of the Committee shall be subject to removal at any time as determined by the Board, and the Board may at any time abolish the entire Committee, in which case all authority, powers and discretion delegated to the Committee shall immediately become revested in the Board. The Board also may limit the Committee's authority and power at any time, in which case any specified authority or power removed from the Committee shall immediately become revested in the Board. No Nonemployee Director shall be eligible to be a member of the Committee.

      1.5 Participation. All Nonemployee Directors shall receive Awards under this Plan, which Awards shall be granted automatically as provided in Section
2.1 below.

II.   GRANTS OF RESTRICTED STOCK

      2.1 Restricted Stock Awards -- Pre-1994.

        (a) Immediately following the effective date of this Plan (as determined pursuant to Section 5.2 hereof), each Nonemployee Director who is then serving as a member of the Board of Directors shall automatically be granted an Award consisting of a number of shares of Restricted Stock (rounded to the nearest whole number of shares) equal to 1,000 multiplied by the Applicable Service Fraction (as defined in Paragraph (c) below) with respect to such Nonemployee Director determined as of the effective date of this Plan.

        (b) Thereafter, each Nonemployee Director who is newly appointed or elected to the Board for a full term of three years shall automatically be granted an award consisting of 1,000



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shares of Restricted Stock at the time such Nonemployee Director first joins the
Board. Such Award shall be made on the first business day following the date of the regular annual meeting of stockholders of the Company, or any adjournment thereof, at which directors are elected.

        (c) Each Nonemployee Director who is appointed or elected to fulfill a term of less than three years (whether by replacing a director who retires, resigns or otherwise terminates his service as a director prior to the expiration of this term or otherwise) shall automatically be granted an Award consisting of a number of shares of Restricted Stock (rounded to the nearest whole number of shares) equal to 1,000 multiplied by the Applicable Service Fraction with respect to such Nonemployee Director determined as of the date of such Nonemployee Director's appointment or election to the Board. Such Award shall be made as of the first business day following the date of such Nonemployee Director's appointment or election to the Board.

        (d) Each Nonemployee Director who is re-elected (or, in the case of a Nonemployee Director who was appointed to the Board and received an Award pursuant to any of the preceding provisions of this Section 2.1 (an "Appointed Director"), elected) to the Board for a full term of three years shall automatically be granted an Award consisting of 700 shares of Restricted Stock at the time of such Nonemployee Director's re-election (or, in the case of an Appointed Director, election) to the Board. Such Award shall be made on the first business day following the date of the annual meeting of stockholders of the Company, or any adjournment thereof, at which directors of the Company are elected.

        (e) As used herein, "Applicable Service Fraction" means, with respect to any Nonemployee Director, a fraction the numerator of which is the number of months remaining in such Nonemployee Director's term at the time the Applicable Service Fraction is to be determined pursuant hereto and the denominator of which is 36.

      2.2 Purchase Price. Participants under the Plan shall not be required to pay any purchase price for the shares of Common Stock to be acquired pursuant to an Award, unless otherwise required under applicable law or regulations for the issuance of shares of Common Stock which are nontransferable and subject to a substantial risk of forfeiture until specific conditions are met. If so required, the price at which shares of Common Stock shall be sold to Participants under this Plan pursuant to an Award shall be the minimum purchase price required in such law or regulations, as determined by the Board in the exercise of its sole discretion.

      2.3 Terms of Payment. The purchase price, if any, of shares of Common Stock sold by the Company hereunder shall be payable by the Participant in cash at the time such award is granted.

      2.4 Restricted Stock Awards -- 1994 and After. Effective as of immediately prior to the 1994 Annual Meeting of Stockholders of the Company:

        (a) No new Awards shall be made pursuant to the provisions of Section
2.1.



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        (b) Upon election, re-election or appointment of a Nonemployee Director to the Board occurring at or after the 1994 Annual Meeting of Stockholders, such Nonemployee Director shall automatically be granted an Award consisting of the following number of shares of Restricted Stock: 600 multiplied by the number of years which remain in the term of the person so elected, re-elected or appointed. For purposes of such calculation, a year shall be the period between annual meetings of stockholders of the Company or any part of such period (exclusive of the 60 days immediately preceding the first annual meeting to be held following such election, re-election or appointment giving rise to such Award). For example, if a Nonemployee Director is appointed to the Board in January of 1995 to serve a term which will expire at the 1997 Annual Meeting of Stockholders (and the 1995 Annual Meeting of Stockholders is held more than 60 days after such appointment), the term of such person would be considered to be three years for purposes of calculating the Award.

        (c) Effective at the 1998 Annual Meeting of Stockholders, Sections 2.1(b) and 3.1(d)(v) are amended by changing all references to "600 shares" to become "900 shares."

        (d) Awards automatically granted pursuant to this Section 2.4 shall be made on the first business day following the date of such election, re-election or appointment, as applicable.

        (e) At the 1998 Annual Meeting of Stockholders, a one-time grant of 5,000 shares of Restricted Stock shall be made to Dr. Herbert W. Boyer, Chairman of the Board. Notwithstanding the reference in Section 3.1 (d)(v) to 900 shares, for purposes of the one-time grant to Dr. Boyer, references to the 900 shares will refer to 1,667, 1,667 and 1,666 shares at the Annual Meeting of Stockholders in 1999, 2000 and 2001, respectively.

III.  RESTRICTIONS ON GRANTED STOCK

      3.1 Restrictions on Shares Issued. All shares of Common Stock granted pursuant to an Award under this Plan shall be subject to the following restrictions:

        (a) The shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions set forth in Paragraph (b) below lapse and are removed as provided in Paragraph (d) below, and any additional requirements or restrictions set forth in or imposed pursuant to this Plan have been satisfied, terminated or expressly waived by the Company in writing.

        (b) In the event a Participant's service as a director of the Company terminates for any reason other than death or total disability, all shares of Common Stock acquired under this Plan by such Participant with respect to which, at the date of such termination of service, the vesting restrictions imposed under this Plan have not lapsed and been removed as provided in Paragraph (d) below shall be returned to the Company forthwith, and all rights of the Participant to such shares shall immediately terminate upon payment by the Company to such Participant of the amount, if any, that the Participant paid to the Company for such shares.

        (c) In the event a Participant's service as a director of the Company terminates because of death or total disability, the Participant shall not be obligated to return any shares as described in Paragraph (b) above and, except for any continuing and additional restrictions



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which may exist as set forth in or imposed pursuant to this Plan, the vesting restrictions imposed upon the shares of Common Stock acquired by such Participant under this Plan shall lapse and be removed (and the shares of Common Stock acquired by such Participant under Awards pursuant to the Plan shall vest) upon such termination of service.

        (d) The restrictions imposed under Paragraph (b) above shall lapse and be removed (and the shares of Common Stock acquired by a Participant pursuant to an Award shall vest) in accordance with the following rules:

               (i) Subject to the provisions of Subparagraphs (iii) and (iv) below, in the case of an Award granted pursuant to Paragraph (a) or (c) of
Section 2.1, as of the date of each regular annual meeting of stockholders of the Company at which directors are to be elected following the date of such Award, the vesting restrictions imposed under this Plan shall lapse and be removed from such number of shares of Restricted Stock acquired pursuant to the Award as is required to cause the aggregate number of shares of Common Stock acquired pursuant to such Award with respect to which the vesting restrictions imposed pursuant to this Plan have lapsed and been removed (and in which the Participant shall be fully vested) to equal the number (rounded to the nearest whole number of shares) computed by multiplying the total number of shares of Restricted Stock that were initially the subject of such Award by the lesser of
(A) one or (b) a fraction the numerator of which is the number of months the Participant has served as a member of the Board of Directors subsequent to the date upon which the Award was granted and the denominator of which is the total number of months in the term of such Nonemployee Director determined as of the date upon which the Award was granted.

               (ii) Subject to the provisions of Subparagraph (iii) and (iv) below, in the case of an Award pursuant to Paragraph (b) or (d) of Section 2.1, as of the date of each regular annual meeting of stockholders of the Company at which directors are to be elected following the date of such Award, the vesting restrictions imposed pursuant to this Plan shall lapse and be removed (and the Participant shall be fully vested) with respect to one-third (rounded to the nearest whole number) of the number of shares acquired by the Participant pursuant to the Award, such that the restrictions shall lapse and be removed (and the Participant shall be fully vested) with respect to all of the shares acquired by the Participant pursuant to such Award as of the date of the third such annual meeting of stockholders following the date upon which the Award is granted.

               (iii) Notwithstanding the provisions of Subparagraphs (i), (ii) and (v) of this Section 3.1, in the event that a Participant's service as a director of the Company terminates because of death or total disability, as of the date of such termination of service the vesting restrictions imposed pursuant to this Plan shall lapse and be removed (and the Participant shall be fully vested) with respect to all shares of Common Stock acquired by such Participant under Awards pursuant to this Plan.

               (iv) Notwithstanding the provisions of Subparagraphs (i), (ii) and (v) of this Section 3.1, in the event of a Change in Control, as of the date of such Change in Control the vesting restrictions imposed pursuant to this Plan shall lapse and be removed (and Participants shall be fully vested) with respect to all shares of Common Stock acquired under Awards pursuant to this Plan.



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               (v) Subject to the provisions of Subparagraphs (iii) and (iv) of this Section 3.1, Awards made pursuant to Section 2.4, as of the date of each annual meeting of stockholders following the date of such Award, the vesting restrictions imposed pursuant to this Plan shall lapse and be removed (and the Participant shall be fully vested) with respect to 600 of the shares covered by such Award.

      3.2 Rights With Respect to Shares of Restricted Stock. A Nonemployee Director to whom an Award has been made shall be notified of the Award, and upon payment in full of the purchase price (if any) required for the shares of the Restricted Stock, the Company shall promptly cause to be issued or transferred to the name of the Nonemployee Director a certificate or certificates for the number of shares of Restricted Stock granted, subject to the provisions of Sections 3.3, 3.4 and 3.5 below. From and after the date of the Award, the Nonemployee Director shall be a Participant and shall have all rights of ownership with respect to such shares of Restricted Stock, including the right to vote and to receive dividends and other distributions with respect thereto, subject to the terms, conditions and restrictions described in this Plan.

      3.3 Custody of Stock Certificates. In order to enforce the restrictions imposed upon shares of Restricted Stock pursuant to this Plan, the Board may require that the certificates representing such shares of Restricted Stock remain in the physical custody of the Company until any or all of the restrictions imposed pursuant to the Plan expire or shall have been removed.

      3.4 Legends on Stock Certificates. The Board shall cause such legend or legends making reference to the restrictions imposed hereunder to be placed on certificates representing shares of Common Stock which are subject to restrictions hereunder as the Board deems necessary or appropriate in order to enforce the restrictions imposed upon shares of Restricted Stock issued pursuant to Awards granted hereunder.

      3.5 Securities Law Requirements. Shares of Common Stock shall not be offered or issued under this Plan unless the offer, issuance and delivery of such shares shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the California Corporate Securities Law of 1968, as amended, and the requirements of any stock exchange upon which the Common Stock may then be listed. As a condition precedent to the issuance of shares of Common Stock pursuant to an Award, the Company may require the Participant to take any reasonable action to comply with such requirements.

IV.   ADJUSTMENT PROVISIONS

      4.1 Adjustments. If the outstanding shares of the Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through merger, consolidation, sale or exchange of all or substantially all of the properties of the Company, reorganization, recapitalization, reclassification, stock



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dividend, stock split, reverse stock split, spin-off or other distribution in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), and appropriate and proportionate adjustment shall be made in (i) the maximum number of securities provided in Section 1.3 of the Plan, (ii) the number of shares to be included in each grant of Restricted Stock of the Plan; (iii) the number and kind of shares then subject to restrictions pursuant to Section 3.1 of the Plan, and (iv) the repurchase price, if any, for each share of Common Stock subject to such restrictions. The Board's determination of the adjustments required under this Section 4.1 shall be final, binding and conclusive. No fractional interests shall be issued under the Plan on account of any such adjustment.



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V.    MISCELLANEOUS PROVISIONS

      5.1 Amendment, Suspension and Termination of Plan. The Board of Directors may at any time amend, suspend, or terminate the Plan; provided, however, that no such action shall deprive the holder of an Award of such Award without the consent of such holder, and further provided that the nondiscretionary manner in which Awards are made to Nonemployee Directors under Section 2.1 and Section 2.4 shall not be modified or amended (provided that the number of shares to be included in each automatic grant thereunder may be changed with the approval of the stockholders). Furthermore, no such amendment shall, without approval of the stockholders of the Company, except as provided in Article IV hereof:

        (a) increase the maximum number of shares specified in paragraph (a) of
Section 1.3;

        (b) change the price of Common Stock specified in Section 2.2;

        (c) change the terms of payment specified in Section 2.3;

        (d) accelerate the restriction-removal schedule specified in Paragraph
(d) of Section 3.1;

        (e) extend the duration of the Plan;

        (f) materially modify the requirements as to eligibility for participation in the Plan; or

        (g) materially increase in any other way the benefits accruing to the holder of an Award already granted or that subsequently may be granted under this Plan.

      Except as provided in Article IV, no termination, suspension or amendment of this Plan may, without the consent of the holder thereof, affect Common Stock previously acquired by a Participant pursuant to this Plan.

      5.2 Effective Date and Duration of Plan. This Plan shall become effective on the later of (a) the date of its approval by the Board of Directors of the Company, (b) the date of its approval by the holders of the outstanding shares of Common Stock (either by a vote of a majority of such outstanding shares present in person or by proxy and entitled to vote at a meting of the stockholders of the Company or by written consent), or (c) the date of the distribution by SmithKline Beckman Corporation ("SKB") of the stock of the Company pursuant to the terms of that certain Distribution Agreement, dated as of April 11, 1989, among SKB, the Company and Beckman Instruments, Inc. Unless previously terminated by the Board of Directors, this Plan shall terminate at the close of business on December 31, 1999, and no Award may be granted under the Plan thereafter, but such termination shall not affect any Award theretofore granted and any shares of Common Stock granted pursuant thereto.

      5.3 Additional Limitations on Common Stock. With respect to any shares of Common Stock issued or transferred under any provisions of the Plan, such shares may be



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issued or transferred subject to such conditions, in addition to those specifically provided in the Plan as the Board may direct.

      5.4 Director Status. Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any Nonemployee Director any right to continue as a member of the Board of Directors of the Company or any subsidiary thereof or shall interfere with or restrict the right of the Company or its stockholders (or of a subsidiary or its stockholders, as the case may be) to terminate the service of any Nonemployee Director at any time and for any reason whatsoever, with or without good cause.

      5.5 Securities Law Legends. In addition to any legend or legends pursuant to Section 3.4 above, each certificate representing shares of Common Stock issued under the Plan shall be endorsed with such legends as the Company may, in its discretion, deem reasonably necessary or appropriate to comply with or give notice of applicable federal and state securities laws.

      5.6 No Entitlement to Shares. No Nonemployee Director (individually or as a member of a group), and no beneficiary or other person claiming under or through such Nonemployee Director, shall have any right, title, or interest in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to any Award except as to such shares of Common Stock, if any, as shall have been issued or transferred to such Nonemployee Director. A Nonemployee Director's rights to any shares of Common Stock issued or transferred to the name of such Nonemployee Director pursuant to an Award under this Plan shall be subject to such limitations and restrictions as are set forth in or imposed pursuant to this Plan.

      5.7 Withholding of Taxes. The Company may make such provisions as it deems appropriate for the withholding by the Company of such amounts as the Company determines it is required to withhold in connection with any Award. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant. Any such settlement shall be made in the form of cash, a certified or bank cashier's check or such other form of consideration as is satisfactory to the Board.

      5.8 Transferability. No award or right under this Plan, contingent or otherwise, shall be assignable or otherwise transferable other than by will or the laws of descent and distribution, or shall be subject to any encumbrance, pledge or change or any nature. Any Award shall be accepted during a Participant's lifetime only by the Participant or the Participant's guardian or other legal representative.

      5.9 Other Plans. Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or benefits to directors generally, which the Company now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, insurance, stock purchase, incentive compensation or bonus plan.

      5.10 Invalid Provisions. In the event that any provision of this Plan document is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or



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unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.

      5.11 Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender, as the context may require.

      5.12 Applicable Law. This Plan shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws relating to conflicts or choice of laws, of the State of California applicable to agreements made and to be performed wholly within the State of California.

      5.13 Successors and Assigns of the Company. The Plan shall be binding upon the successors and assignees of the Company.

      5.14 Successors and Assigns of Participants. The provisions of this Plan and any agreement executed upon the acquisition of shares hereunder shall be binding upon each Participant in the Plan, and such Participant's heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest.

      5.15 Headings, Etc. Not Part of Plan. Heading of Articles and Sections hereof are inserted for convenience and reference only, and they shall not constitute a part of the Plan.



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